CH ENERGY GROUP, INC.	EXHIBIT (12) (i)
Computation of Ratio of Earnings to Fixed Charges

			2007			2006		Year Ended December 31,

			3 Months Ended June 30	6 Months Ended June 30	12 Months Ended June 30	3 Months Ended June 30	6 Months Ended June 30	2006	2005	2004	2003		2002

		Earnings: ($000)
A.		Net Income from Continuing Operations	$5,189	$26,887	$47,603	$4,068	$22,368	$43,084	$44,291	$42,423	$43,985		$36,453
B.		Preferred Stock Dividends	242	485	970	242	485	970	970	970	1,387		2,161
C.		Federal and State Income Tax	1,293	14,256	23,167	2,099	14,858	23,769	25,819	31,256	30,435		22,294
	Less	Income from Equity Investments	349	1,544	2,423	741	931	1,810	1,456	922	865		749
	Plus	Cash Distribution from Equity Investments	549	1,820	2,785	0	40	1,005	1,833	1,776	1,249		959

D.		Earnings before Income Taxes and Equity Inv.	$6,924	$41,904	$72,102	$5,668	$36,820	$67,018	$71,457	$75,503	$76,191		$61,118

E.		Fixed Charges
		Interest on Mortgage Bonds	0	0	0	0	0	0	0	0	570		2,136
		Interest on Other Long-Term Debt	4,495	8,986	17,387	4,071	8,024	16,425	13,826	11,488	10,699		9,819
		Other Interest	987	1,979	3,858	847	1,743	3,622	2,577	5,517	9,828	(1)	11,659
		Interest Portion of Rents (2)	288	594	1,179	253	527	1,112	1,077	1,192	1,040		749
		Amortization of Premium & Expense on Debt	238	484	985	245	490	991	1,043	1,066	1,159		1,249
		Preferred Stock Dividends Requirements of Central Hudson	300	709	1,378	308	742	1,409	1,458	1,594	2,243		3,346

		Total Fixed Charges	$6,308	$12,752	$24,787	$5,724	$11,526	$23,559	$19,981	$20,857	$25,539		$28,958

	Less	Preferred Stock Dividends Requirements of Central Hudson	300	709	1,378	308	742	1,409	1,458	1,594	2,243		3,346

F.		Total Earnings	$12,932	$53,947	$95,511	$11,084	$47,604	$89,168	$89,980	$94,766	$99,487		$86,730

		Preferred Dividend Requirements:
G.		Allowance for Preferred Stock Dividends Under IRC Sec 247	$242	$485	$970	$242	$485	$970	$970	$970	$1,387	(1)	$2,161
H.		Less Allowable Dividend Deduction	(32)	(64)	(127)	(32)	(64)	(127)	(127)	(127)	(127)		(127)

I.		Net Subject to Gross-up	210	421	843	210	421	843	843	843	1,260		2,034
J.		Ratio of Earnings before Income Taxes and Equity Inv. to Net Income (D/(A+B))	1.275	1.531	1.484	1.315	1.611	1.521	1.579	1.740	1.679		1.583

K.		Preferred Dividend (Pre-tax) (I x J)	268	645	1,251	276	678	1,282	1,331	1,467	2,116		3,219
L.		Plus Allowable Dividend Deduction	32	64	127	32	64	127	127	127	127		127

M.		Preferred Dividend Factor	300	709	1,378	308	742	1,409	1,458	1,594	2,243		3,346

N.		Ratio of Earnings to Fixed Charges (F/E)	2.1	4.2	3.9	1.9	4.1	3.8	4.5	4.5	3.9		3.0

(1)

Reflects SFAS No. 150 titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2)	The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.

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CENTRAL HUDSON GAS & ELECTRIC CORPORATION	Exhibit (12) (i) (i)
Computation of Ratio of Earnings to Fixed Charges
and Ratio of Earnings to Fixed Charges and Preferred Dividends

		2007			2006		Year Ended December 31,

		3 Months Ended June 30	6 Months Ended June 30	12 Months Ended June 30	3 Months Ended June 30	6 Months Ended June 30	2006	2005	2004	2003		2002

	Earnings: ($000)
A.	Net Income	$5,262	$18,633	$36,327	$4,123	$17,177	$34,871	$35,635	$38,648	$38,875		$32,524
B.	Federal & State Income Tax	2,444	10,871	19,843	2,979	12,556	21,528	23,936	28,426	26,981		21,690

C.	Earnings before Income Taxes	$7,706	$29,504	$56,170	$7,102	$29,733	$56,399	$59,571	$67,074	$65,856		$54,214

D.	Fixed Charges
	Interest on Mortgage Bonds	0	0	0	0	0	0	0	0	570		2,136
	Interest on Other Long-Term Debt	4,495	8,986	17,387	4,071	8,024	16,425	13,826	11,488	10,699		9,819
	Other Interest	987	1,979	3,858	846	1,743	3,622	2,577	5,517	9,828	(1)	11,772
	Interest Portion of Rents (2)	197	417	843	184	392	818	835	954	768		749
	Amortization of Premium & Expense on Debt	238	484	985	245	490	991	1,043	1,066	1,159		1,249

	Total Fixed Charges	$5,917	$11,866	$23,073	$5,346	$10,649	$21,856	$18,281	$19,025	$23,024		$25,725

E.	Total Earnings	$13,623	$41,370	$79,243	$12,448	$40,382	$78,255	$77,852	$86,099	$88,880		$79,939

	Preferred Dividend Requirements:
F.	Allowance for Preferred Stock Dividends Under IRC Sec 247	$242	$485	$970	$242	$485	$970	$970	$970	$1,387	(1)	$2,161
G.	Less Allowable Dividend Deduction	(32)	(64)	(127)	(32)	(64)	(127)	(127)	(127)	(127)		(127)

H.	Net Subject to Gross-up	210	421	843	210	421	843	843	843	1,260		2,034
I.	Ratio of Earnings before Income Taxes to Net Income (C/A)	1.464	1.583	1.546	1.723	1.731	1.617	1.672	1.736	1.694		1.667

J.	Pref. Dividend (Pre-tax) (H x I)	307	666	1,303	362	729	1,363	1,409	1,463	2,134		3,391
K.	Plus Allowable Dividend Deduction	32	64	127	32	64	127	127	127	127		127

L.	Preferred Dividend Factor	339	730	1,430	394	793	1,490	1,536	1,590	2,261		3,518
M.	Fixed Charges (D)	5,917	11,866	23,073	5,346	10,649	21,856	18,281	19,025	23,024		25,725

N.	Total Fixed Charges and Preferred Dividends	$6,256	$12,596	$24,503	$5,740	$11,442	$23,346	$19,817	$20,615	$25,285		$29,243

O.	Ratio of Earnings to Fixed Charges (E/D)	2.3	3.5	3.4	2.3	3.8	3.6	4.3	4.5	3.9		3.1

P.	Ratio of Earnings to Fixed Charges and Preferred Dividends (E/N)	2.2	3.3	3.2	2.2	3.5	3.4	3.9	4.2	3.5		2.7

(1)

Reflects SFAS No. 150, titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2)	The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.

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